UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

CardioNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33993 (Commission File Number)	33-0604557 (I.R.S. Employer Identification No.)

227 Washington Street #300 Conshohocken, PA (Address of principal executive offices)		19428 (Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 4, 2008, Harry T. Rein resigned as a member of the Board of Directors (the “Board”) of CardioNet, Inc. (the “Company”).  Mr. Rein was a member of the Audit Committee of the Board (the “Audit Committee”) and a member and Chair of the Compensation, Nominating and Corporate Governance Committee of the Board (the “Compensation, Nominating and Corporate Governance Committee”).   The Board has appointed Randy H. Thurman as a member of the Audit Committee and as a member and Chair of the Compensation, Nominating and Corporate Governance Committee.

Mr. Rein’s resignation and the appointments of Mr. Thurman were announced in  a press release dated August 8, 2008, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Document Description
99.1	Press release dated August 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARDIONET, INC.

Dated: August 8, 2008	By:	/s/ Martin P. Galvan
	Name:	Martin P. Galvan
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated August 8, 2008.